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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2011

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 West Hillsboro Blvd. Building 3, Suite 207 Deerfield Beach, FL	33441
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 973-2133

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01 Changes in Control of Registrant.

On November 4, 2011, Opiuchus Holdings, Inc. (“OHI”), a corporation owned by Mark Klok, a director of Alto Group Holdings, Inc. (the “Company”), declared a default pursuant to a Shareholder Voting Agreement (hereafter, the “Agreement”) between OHI and Randall Appel, a summary of which was disclosed by the Company in its Current Report on Form 8-K filed on September 29, 2011. The Agreement provided for an assignment of the voting rights pursuant to100,000 shares of Series B Preferred Shares of the Company, which collectively hold an aggregate of 2,000,000,000 votes. The continuance of the Agreement and the assignment contained therein was subject to certain obligations which were not fulfilled. As a result of such default, Mr. Klok now beneficially holds a majority of the voting rights of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: November 9, 2011	By:	/s/ Chene Gardner
Chene Gardner Chief Financial Officer